AKIN GUMP
STRAUSS HAUER & FELD LLP
Attornyes at Law


                                February 14, 2005



Valence Technology, Inc.
6504 Bridge Point Parkway, Suite 415
Austin, Texas 78730
Attn: Mr. Stephan B. Godevais

Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Valence Technology, Inc., a Delaware corporation (the "COMPANY"), in connection with the registration, pursuant to a registration statement on Form S-3 (the "REGISTRATION STATEMENT"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "ACT"), of the offer and sale, from time to time on a delayed or continuous basis, pursuant to Rule 415 of the Rules and Regulations promulgated under the Act, of the following:

     o the offer and sale by the Company of up to an aggregate amount of $50,000,000 of (i) the Company's common stock, par vale $0.001 per share (the "COMMON STOCK"); (ii) the Company's preferred stock, par value $0.001 per share (the "PREFERRED STOCK"); (iii) debt securities of the Company (the "DEBT SECURITIES"); and (iv) warrants of the Company to purchase other securities of the Company (the "WARRANTS," and collectively with the Common Stock, Preferred Stock and Debt Securities, the "COMPANY SECURITIES"), and

     o the offer and sale by the selling stockholder listed in the Registration Statement of up to 3,462,993 shares (the "SELLING STOCKHOLDER SHARES") of the Company's Common Stock, including: (i) 126,618 shares of Common Stock currently issuable upon conversion of shares of the Company's Series C-1 Convertible Preferred Stock (the "SERIES C-1 CONVERTIBLE PREFERRED STOCk") and the Company's Series C-2 Convertible Preferred Stock (the "SERIES C-2 CONVERTIBLE PREFERRED STOCK" and together with the Series C-1 Convertible Preferred Stock, the "SERIES C PREFERRED STOCK"); (ii) 107,625 shares of Common Stock issuable as dividends on the Series C Preferred Stock; (iii) 3,228,750 shares of Common Stock that may be issuable due to a reduction of the conversion price of the Series C Preferred Stock as a result of the Company's default of mandatory redemption provisions; (iv) additional shares of Common Stock which may become issuable in connection with conversion of shares of Series C Preferred Stock upon adjustment of the conversion price due to certain anti-dilution provisions of the Series C Preferred Stock or in connection with dividends on the Series C Preferred Stock in the event of changes in the market


February 14, 2005
Page 2


          price of the Common Stock, each in accordance with the terms of (x) the Certificate of Designations, Preferences and Rights of Series C-1 Convertible Preferred Stock, filed with the Secretary of State of the State of Delaware on December 1, 2004, and (y) the Certificate of Designations, Preferences and Rights of Series C-2 Convertible Preferred Stock, filed with the Secretary of State of the State of Delaware on December 1, 2004, as applicable (the "CERTIFICATES OF DESIGNATIONS"); and (v) an indeterminable number of additional shares of Common Stock pursuant to Rule 416 under the Act, that may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transaction affecting the Common Shares to be offered by the selling stockholder.

We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authority of all documents submitted to us as originals and the conformity to authentic original documents of all copies submitted to us as conformed, certified or reproduced copies.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that:

     1. With respect to the Common Stock being offered and sold by the Company, when (i) the Company has taken all necessary action to duly authorize the issuance of the Common Stock, the terms of the offering and sale thereof and related matters, (ii) the Common Stock has been issued, sold and delivered as described in the Registration Statement (including any post-effective amendment and/or prospectus supplement thereto), and (iii) certificates representing the shares of such Common Stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the terms of the applicable definitive underwriting or similar agreement duly authorized by the Company upon payment of the consideration provided for therein (not less than the par value of the Common Stock) or (b) upon conversion, exchange or exercise of any other security in accordance with the terms of such security providing for such conversion, exchange or exercise as duly authorized by the Company, for the consideration approved by the Company (not less than the par value of the Common Stock), the shares of the Common Stock will be duly authorized, validly issued, fully paid and non-assessable.


February 14, 2005
Page 3


     2. With respect to the Preferred Stock being offered and sold by the Company, when (i) the Company has taken all necessary action to duly authorize the issuance of the Preferred Stock, the terms of the offering and sale thereof and related matters, including the adoption of a resolution establishing and designating such series and fixing and determining the preferences, limitations and relative rights thereof, (ii) the Company has duly filed with the Delaware Secretary of State a certificate of designations setting forth the relative rights and distinguishing characteristics for such series of Preferred Stock, (iii) the Preferred Stock has been issued, sold and delivered as described in the Registration Statement (including any post-effective amendment and/or prospectus supplement thereto), and
          (iv) certificates representing the shares of such Preferred Stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the terms of the applicable definitive underwriting or similar agreement duly authorized by the Company upon payment of the consideration provided for therein (not less than the par value of the Preferred Stock) or (b) upon conversion, exchange or exercise of any other security in accordance with the terms of such security providing for such conversion, exchange or exercise as duly authorized by the Company, for the consideration approved by the Company (not less than the par value of the Preferred Stock), the shares of the Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.

     3. With respect to the Debt Securities being offered and sold by the Company, when (i) the Company has taken all necessary action to duly authorize the issuance of the Debt Securities, the terms of the offering and sale thereof and related matters, (ii) an indenture has been duly executed and delivered between the Company and a trustee to be named therein, (iii) the Debt Securities have been issued, sold and delivered as described in the Registration Statement (including any post-effective amendment and/or prospectus supplement thereto), and
          (iv) the Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the terms of the indenture in exchange for the consideration approved by the Company, the Debt Securities will be valid and binding obligations of the Company, enforceable in accordance with their terms.

     4. With respect to the Warrants, when (i) the Company has taken all necessary action to duly authorize the issuance of the Warrants, the terms of the offering and sale thereof and related matters, (ii) the Warrants have been issued, sold and delivered as described in the Registration Statement (including any post-effective amendment and/or prospectus supplement thereto), and (iii) the Warrants have been duly executed, countersigned, issued and delivered in exchange for the consideration approved by the Company, the Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

February 14, 2005
Page 4


     5. When the Registration Statement relating to the Selling Stockholder Shares has become effective under the Act, the Selling Stockholder Shares will be duly authorized, and if and when the Selling Stockholder Shares are issued, either (i) upon the conversion of the Series C Preferred Stock in accordance with the terms of the Certificates of Designations, or (ii) upon the payment of dividends on the Series C Preferred Stock in accordance with the terms of the Certificates of Designations, the Selling Stockholder Shares will be validly issued, fully paid and non-assessable.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

     A. We have assumed that (i) the Registration Statement, and any amendments thereto (including any post-effective amendment and/or prospectus supplement thereto) will have become effective and such effectiveness shall not have been terminated or rescinded, (ii) a post-effective amendment and/or a prospectus supplement will have been prepared and filed with the Commission describing the Company Securities or the Selling Stockholder Shares offered thereby, (iii) the Company Securities and the Selling Stockholder Shares will be issued and sold in compliance with all applicable laws and in the manner stated in the Registration Statement and the applicable prospectus supplement(s), (iv) a definitive underwriting or similar agreement with respect to any Company Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto and (v) at the time of the issuance of the Company Securities or the Selling Stockholder Shares, (a) the Company validly exists and is duly qualified and in good standing under the laws of its jurisdiction of incorporation, (b) the Company has the necessary corporate power and authority to enter into any agreements and take all actions in connection with the sale of any Company Securities, and (c) the organizational or charter documents of the Company are in full force and effect and have not been amended, restated, supplemented or otherwise altered, and there has been no authorization of any such amendment, restatement, supplement or other alteration, since the date hereof.

     B. We express no opinion as to the laws of any jurisdiction other than any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions ("Laws") of the Laws of the United States and the General Corporation Law of the State of Delaware.


February 14, 2005
Page 5


     C. The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar Laws affecting creditors' rights and remedies generally, (ii) general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), (iii) commercial reasonableness and unconscionability and an implied covenant of good faith and fair dealing, (iv) the power of the courts to award damages in lieu of equitable remedies, and (v) securities Laws and public policy underlying such Laws with respect to rights to indemnification and contribution.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption "Legal Matters." In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement.

                                   Sincerely,



                                   /s/ AKIN GUMP STRAUSS HAUER & FELD LLP
                                   -------------------------------------------
                                   AKIN GUMP STRAUSS HAUER & FELD LLP